                                                                    Exhibit 99.2

From:           JENNIFER WISINSKI, WACHOVIA CORPORATION               3/17 12:26
Subject:        WBCMT 2005-C17 REVISED STRUCTURE
Attachments:    None                                                    Page 1/2

WBCMT 2005-C17 *REVISED STRUCTURE -- PUBLIC OFFERINGS* 2 PAGES
JT BOOKS/JT LEADS: WACHOVIA, COUNTRYWIDE, CITIGROUP
CO MGRS: ABN AMRO, CSFB, GOLDMAN

Public Offerings:

CL        S&P/MDY/FCH         SIZE      WAL       Window         CR Supp   Guidance     Status
A-1       AAA/Aaa/AAA       129,433     2.65    04/05-10/09      20.000%   SW+5         Subject
A-2       AAA/Aaa/AAA       288,791     4.86    10/09-03/10      20.000%   SW+12/13       .95x
A-3       AAA/Aaa/AAA        82,070     6.81    12/11-02/12      20.000%   SW+20/21       .10x
A-PB      AAA/Aaa/AAA       224,775     7.43    03/10-09/14      20.000%   SW+21/22     Subject
A-4       AAA/Aaa/AAA     1,081,596     9.76    09/14-02/15      20.000%   SW+21/22      1.25x
A-J       AAA/Aaa/AAA       187,507     9.89    02/15-03/15      13.125%   SW+26A         .50x
B         AA /Aa2/AA         75,002     9.96    03/15-03/15      10.375%   SW+32A         .50x
C         AA-/Aa3/AA-        23,864     9.96    03/15-03/15       9.500%   SW+34A       Subject
D         A  /A2 /A          47,729     9.96    03/15-03/15       7.750%   SW+41A       Subject

This is for your information only & is not an offer to sell or a solicitation of an offer to buy any security. The information has been obtained or derived from sources believed by us to be reliable, but we do not represent that it is accurate or complete. Any opinions or estimates constitute our judgment as of this date and are subject to change. Wachovia Capital Markets, LLC ("WCM"), or
Wachovia Bank, National Association ("WBNA"), or their affiliates, may provide advice or may acquire, hold, or sell a position in the securities mentioned. WCM is a subsidiary of Wachovia Corporation and is a member NYSE, NASD, SIPC. WBNA is a subsidiary of Wachovia Corporation. Products offered are not FDIC insured, are not deposits or obligations guaranteed by WBNA, and involve risks.

From:           JENNIFER WISINSKI, WACHOVIA CORPORATION               3/17 12:26
Subject:        WBCMT 2005-C17 REVISED STRUCTURE
Attachments:    None                                                    Page 2/2

Public Offerings:

A-1A      AAA/Aaa/AAA       375,240     8.6     04/05-02/15      20.000%              NOT OFFERED
E         A- /A3 /A-         27,273     9.96    03/15-03/15       6.750%   SW+51A       Subject
F        BBB+/Baa1/BBB+      27,273     9.96    03/15-03/15       5.750%   SW+75          .35x
G        BBB /BAA2/BBB       30,683     9.96    03/15-03/15       4.625%   SW+85          .25x
H        BBB-/BAA3/BBB-      37,501     9.96    03/15-03/15       3.250%   SW+135         .85x
XP        AAA/Aaa/AAA       ~33,000                                         T+45        Subject
XC        AAA/Aaa/AAA       ~21,000        Guidance TBA

This is for your information only & is not an offer to sell or a solicitation of an offer to buy any security. The information has been obtained or derived from sources believed by us to be reliable, but we do not represent that it is accurate or complete. Any opinions or estimates constitute our judgment as of this date and are subject to change. Wachovia Capital Markets, LLC ("WCM"), or
Wachovia Bank, National Association ("WBNA"), or their affiliates, may provide advice or may acquire, hold, or sell a position in the securities mentioned. WCM is a subsidiary of Wachovia Corporation and is a member NYSE, NASD, SIPC. WBNA is a subsidiary of Wachovia Corporation. Products offered are not FDIC insured, are not deposits or obligations guaranteed by WBNA, and involve risks.